Exhibit 8.1

November 8, 2011

Wells Fargo & Company,

    420 Montgomery Street,

        San Francisco, California 94163.

Ladies and Gentlemen:

We have acted as special tax counsel to Wells Fargo & Company, a Delaware corporation (the “Company”), in connection with the issuance of (i) $31,154,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to the Dow Jones Industrial AverageSM due May 6, 2016 as described in the Company’s Pricing Supplement No. 136 dated October 31, 2011 (“Pricing Supplement 136”) to Product Supplement No. 2 dated June 17, 2010, the Prospectus Supplement dated April 23, 2010 (“the Prospectus Supplement”), and the Prospectus dated June 4, 2009 (the “Prospectus”) contained in the Registration Statement on Form S-3, File No. 333-159738 (the “Registration Statement”), (ii) $14,740,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to the Dow Jones Industrial AverageSM due May 7, 2018 as described in the Company’s Pricing Supplement No. 137 dated October 31, 2011 (“Pricing Supplement 137”) to Product Supplement No. 9 dated November 11, 2010, the Prospectus Supplement and the Prospectus contained in the Registration Statement, (iii) $2,491,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to the iShares® MSCI Emerging Markets Index Fund due May 7, 2015 as described in the Company’s Pricing Supplement No. 138 dated October 31, 2011 (“Pricing Supplement 138”) to Product Supplement No. 4 dated May 28, 2010 (“Product Supplement 4”), the Prospectus Supplement and the Prospectus contained in the Registration Statement, (iv) $8,632,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to a Domestic ETF Basket due May 7, 2015 as described in the Company’s Pricing Supplement No. 139 dated October 31, 2011 (“Pricing Supplement 139”) to Product Supplement 4, the Prospectus Supplement and the Prospectus contained in the Registration Statement, (v) $5,325,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to the SPDR® S&P MidCap 400® ETF Trust due May 7, 2014 as described in the Company’s Pricing Supplement No. 140 dated October 31, 2011 (“Pricing Supplement 140”) to Product Supplement 4, the Prospectus Supplement and the Prospectus contained in the Registration Statement and (vi) $8,967,000 aggregate face

Wells Fargo & Company

amount of Medium-Term Notes, Series K, Notes Linked to a Global ETF Basket due May 6, 2016 as described in the Company’s Pricing Supplement No. 144 dated October 31, 2011 (“Pricing Supplement 144”) to Product Supplement No. 5 dated June 17, 2010, the Prospectus Supplement and the Prospectus contained in the Registration Statement. We hereby confirm our opinion as set forth under the heading “Tax Consequences” in Pricing Supplements 136, 138, 139, 140, and 144.

We hereby consent to the reference to us under the heading “Tax Consequences” in Pricing Supplements 136, 138, 139, 140, and 144 and to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission and thereby incorporated by reference into the Company’s Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Sullivan & Cromwell LLP